Exhibit 10.1

EXECUTION VERSION

$200,000,000

NAVISTAR INTERNATIONAL CORPORATION

4.5% Senior Subordinated Convertible Notes due 2018

Purchase Agreement

October 7, 2013

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Navistar International Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $200,000,000 aggregate principal amount (the “Firm Securities”) of its 4.5% Senior Subordinated Convertible Notes due 2018 (the “Notes”) and, at the option of the Initial Purchasers, up to an additional $30,000,000 aggregate principal amount (the “Option Securities”) of Notes as set forth in Section 2 below. The Firm Securities and the Option Securities are herein referred to as the “Securities”. Upon the satisfaction of certain conditions, the Securities are convertible, at the option of the holders, at a conversion rate (the “Conversion Rate”) set forth and as described in the Time of Sale Information (as defined below) and the Offering Memorandum (as defined below), and upon any such conversion the Company may elect to satisfy its conversion obligation through the delivery of shares of common stock, par value $0.10 per share, of the Company (“Common Stock”), cash or a combination of cash and shares of Common Stock. The Securities will be issued pursuant to an indenture to be dated as of October 11, 2013 (the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated October 7, 2013 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum also shall be deemed to refer to and include the preliminary Canadian offering memorandum dated October 7, 2013 (the “Preliminary Canadian Offering Memorandum”) and the Canadian offering memorandum dated the date hereof (the “Final Canadian Offering Memorandum”), respectively.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

The Company intends to use the net proceeds of the offering of the Securities for general corporate purposes, which may include funding capital expenditures and repurchasing a portion of its 3.0% Senior Subordinated Convertible Notes due October 2014.

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Purchase and Resale of the Securities.

(a) The Company agrees to issue and sell the Firm Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 98.0% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from October 11, 2013 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

In addition, the Company agrees to issue and sell the Option Securities to the several Initial Purchasers as provided in this Agreement, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery.

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If any Option Securities are to be purchased, the amount of Option Securities to be purchased by each Initial Purchaser shall be the amount of Option Securities that bears the same ratio to the aggregate amount of Option Securities being purchased as the amount of Firm Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate amount of Firm Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to securities in denominations other than $1,000 as the Representative in its sole discretion shall make.

The Initial Purchasers may exercise the option to purchase Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Offering Memorandum, by written notice from the Representative to the Company. Such notice shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein; provided, however, that in the event that such date and time of delivery is to be the Closing Date, the requirement in this sentence shall be waived.

(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.

(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(h), counsel for the Company and counsel for the Initial

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Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company with respect thereto. Any review by the Representative or any Initial Purchaser of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company or any other person.

2. Payment and Delivery.

(a) Payment for and delivery of the Securities shall be made at the offices of Cravath, Swaine & Moore LLP at 10:00 A.M., New York City time, on October 11, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Initial Purchasers’ election to purchase such Option Securities. The time and date of such payment and delivery for the Firm Securities is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

(b) Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Initial Purchasers of the Securities to be purchased on such Closing Date or Additional Closing Date, as the case may be, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. A copy of the Global Note will be made available for inspection by the

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Representative at the office of Cravath, Swaine & Moore LLP not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b) Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto (the “Pricing Supplement”), which constitute part of the Time of Sale Information, and (iv) any electronic road show and any other written communications approved in writing in advance by the Representative, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

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(c) Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when filed with the Securities and Exchange Commission (the “Commission”), complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Time of Sale Information or the Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Financial Statements. (i) The financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company, Blue Diamond Parts, LLC (“Blue Diamond”) and their consolidated subsidiaries, as applicable, and the results of their respective operations and the changes in their respective consolidated cash flows, as of the dates and for the periods indicated, and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Offering Memorandum present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company, Blue Diamond and their consolidated subsidiaries, as applicable, and presents fairly the information shown thereby; and (ii) the selected financial data for the fiscal years ended October 31, 2008, and October 31, 2009, incorporated by reference in the Time of Sale Information and the Offering Memorandum, have been derived from the Company’s reclassified financial statements on a basis consistent with the reclassified consolidated financial statements included in the Company’s Current Report on Form 8-K filed with the Commission on March 25, 2013, and incorporated by reference in the Time of Sale Information and the Offering Memorandum.

(e) No Material Adverse Change. Since the respective dates as of which information is given in each of the Time of Sale Information and the Offering Memorandum (exclusive of any amendment or supplement thereto), except as disclosed therein, there has not been (A) any material change in the issued capital stock, warrants or options except pursuant to the terms of the instruments governing the same or pursuant to the exercise of such options or warrants, or the issuance of certain options of the Company or any of its Subsidiaries (as defined herein), or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, the management, business, financial position, stockholders’ equity or results of operations, of the Company and its Subsidiaries, taken as a whole (a

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“Material Adverse Change”). Since the respective dates as of which information is given in each of the Time of Sale Information and the Offering Memorandum (exclusive of any amendment or supplement thereto), except as disclosed therein, (i) there have been no transactions entered into by the Company or any of its Subsidiaries, including those entered into in the ordinary course of business, that are material to the Company and its Subsidiaries taken as a whole; and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for quarterly dividends in accordance with the past practices of the Company.

(f) Organization and Good Standing of the Company and its Subsidiaries. The Company and each Subsidiary has been duly incorporated or organized under the laws of its jurisdiction of incorporation or organization; is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; is duly qualified to do business and is in good standing in each other jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”).

(g) Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; and except as described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum (including all outstanding equity awards granted under the Company’s employee benefit plans), there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum; and except as described in the Time of Sale Information and the Offering Memorandum, the Company owns, directly or indirectly, free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance or restriction on transferability or voting (other than as may be imposed by the Securities Act and the various state securities laws or under the Company’s Term Loan Facility), all of the outstanding capital stock of each of its Significant Subsidiaries. All of the outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable.

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(h) Due Authorization. The Company has the requisite power and authority to execute and deliver this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(i) The Indenture. The Indenture has been duly authorized by the Company and on the Closing Date and on the Additional Closing Date, as the case may be, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(j) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k) The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized for issuance and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for by the Initial Purchasers in accordance with the terms hereof, will be duly and validly issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l) Underlying Securities. Upon the issuance and delivery of the Securities in accordance with this Agreement and the Indenture, upon the satisfaction of certain conditions, the Securities are convertible, at the option of the holders, at the Conversion Rate; upon any such conversion, the Company may elect to satisfy its conversion obligation through the delivery of shares of Common Stock, cash or a combination of cash and shares of Common Stock (all such shares of Common Stock issuable upon conversion of the Securities being referred to herein as the “Underlying Securities”); the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any pre-emptive or similar rights.

(m) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(n) No Violation or Default. None of the Company or any of its Subsidiaries is (i) in violation of its Certificate of Incorporation, by-laws or similar organizational documents (in the case of the Company’s Subsidiaries that are not Significant Subsidiaries only, in any material respect); (ii) in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease,

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partnership agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them may be bound or to which any of their properties or assets may be subject; except, in the case of this clause (ii), for any such breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) No Conflicts. The execution and delivery by the Company and the performance by the Company of all of the provisions of, and its obligations under, the Transaction Documents and the consummation by the Company of the transactions herein and therein contemplated and as set forth in the Time of Sale Information and the Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or of any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company or any such Subsidiary is a party or by which any of them is bound or to which any of their respective properties or assets may be subject; (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Subsidiaries; or (iii) result in the violation of any applicable law or statute, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any such Subsidiary or any of their respective properties or assets, except, in the case of clauses (i) and (iii) above, for any such violation, conflict, breach or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p) No Consents Required. No authorization, approval, consent, order, registration, qualification or license of, or filing with, any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Time of Sale Information and the Offering Memorandum, other than such authorizations, approvals, consents, orders and registrations or qualifications as may be required under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers, except where the failure to obtain such authorization, approval, consent, order, registration, qualification or license or to make any such filing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the consummation of the transactions contemplated by, or the fulfillment of the terms of, this Agreement or the Time of Sale Information and the Offering Memorandum.

(q) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, that could reasonably be expected to have a Material Adverse Effect or that could have a material adverse effect on the

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consummation of the transactions contemplated by, or the fulfillment of the terms of, this Agreement or the Time of Sale Information and the Offering Memorandum; there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court now pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Notes was being registered under the Securities Act, but is not described in the Time of Sale Information and the Offering Memorandum.

(r) Independent Accountants. KPMG LLP, which has certified certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Securities Act.

(s) Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, that is material to the business of the Company and its Subsidiaries and, in each case, free and clear of all liens, encumbrances and defects except (i) as described in the Time of Sale Information and the Offering Memorandum, (ii) to the extent the failure to have such title, or the existence of such liens, encumbrances or defects, would not reasonably be expected to have a Material Adverse Effect and (iii) for such liens and encumbrances granted under the Term Loan Facility and the ABL Facility (as defined in the Preliminary Offering Memorandum).

(t) Title to Intellectual Property. The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its Subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(v) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

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(w) Taxes. The Company and its Subsidiaries have satisfied all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets.

(x) Licenses and Permits. Each of the Company and its Subsidiaries has all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental or regulatory authorities that are necessary to own or lease its properties and conduct its businesses as described in the Time of Sale Information and the Offering Memorandum, except where the failure to have such licenses, franchises, permits, authorizations, approvals and orders would not, individually or in the aggregate, have a Material Adverse Effect.

(y) No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(z) Compliance With Environmental Laws. Except as described in the Time of Sale Information and the Offering Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by, to the best knowledge of the Company, the Company and each of its Subsidiaries or any other entity (including any predecessor) for whose acts or omissions any of the Company or its Subsidiaries is or could reasonably be expected to be liable, upon any of the property now or previously owned or leased by the Company or its Subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or that would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and except as described in the Time of Sale Information and the Offering Memorandum, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind that could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(aa) Compliance with ERISA. Except as set forth in the Time of Sale Information and the Offering Memorandum or as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended

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(“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization that is (x) a member of a controlled group of corporations or (y) a trade or business that is under common control within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations including, without limitation, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) neither the Company nor any member of the Controlled Group has failed to make any required contribution to any Plan that is subject to Title IV of ERISA when due under Section 412 and 430 of the Code and Sections 303 and 304 of ERISA, the conditions for imposition of a lien under Section 430(k) of the Code and Section 303(k) of ERISA have not been met with respect to any Plan and, except with respect to the Navistar, Inc. Non-Contributory Retirement Plan and the Navistar, Inc. Retirement Plan for Salaried Employees, no determination that a Plan is in “at risk” status (within the meaning of Section 430(i) of the Code and Section 303(i) of ERISA) has been made; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA or the regulations thereunder for which the reporting requirements have not been waived) has occurred or is reasonably expected to occur (for which the reporting requirements are not reasonably expected to be waived); and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(bb) Disclosure Controls. The Company maintains and will maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Company has carried out and will carry out evaluations, under the supervision and with the participation of the Company’s management, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

(cc) Accounting Controls. Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company maintains a system of internal controls, including, without limitation, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with (a) the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), (b) the Securities Act, (c) the Exchange Act, (d) the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the PCAOB and (e) as applicable, the rules of the New York Stock Exchange (the “Exchange” and, such rules, the “Exchange Rules”) (clauses (a) through (e), collectively, the “Securities Laws”) and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as

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necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Internal Controls are, and upon consummation of the offering of the Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”) in accordance with the Exchange Rules. Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and has no plans or current intentions to publicly disclose or report to the Audit Committee or the Board, any material weakness, material change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any material violation of, or material failure to comply with, the Securities Laws or any other matter that, if determined adversely, would have a Material Adverse Effect.

(dd) Absence of Accounting Issues. Except as set forth in the Time of Sale Information and the Offering Memorandum, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of or changing the disclosure of the Company with respect to, any of the material accounting policies of the Company, (ii) any matter that could result in a restatement of the financial statements of the Company for any annual or interim period during the current fiscal year or the three prior fiscal years or (iii) any Internal Control Event.

(ee) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) Insurance. The Company and its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Significant Subsidiaries and their respective businesses; and neither the Company nor any of its Significant Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

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(gg) Money Laundering, OFAC and FCPA. The Company and its Subsidiaries, and to the Company’s actual knowledge, its affiliates and any of their respective officers, directors, supervisors, managers, agents or employees, have not violated, through their participation in the offering will not violate and have instituted and maintain policies and procedures designed to ensure continued compliance with, each of the following laws: (a) anti-bribery laws including, without limitation, any applicable law, rule or regulation of any locality including, without limitation, any law, rule or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the U.S. Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws including, without limitation, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering including, without limitation, Title 18 U.S. Code Sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures promulgated by any intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive Order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder and (c) laws and regulations imposing U.S. economic sanctions measures (collectively, “Sanctions”), including, without limitation, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. The Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture, partner or any other person or entity, (y) to fund any activities of or business with any person in any country or territory that, at the time of such funding, is the subject of Sanctions or (z) in any other manner that will result in a violation by any person (including, without limitation, any Initial Purchaser) of Sanctions.

(hh) Solvency. On and immediately after the Closing Date, the Company and its Subsidiaries taken as a whole (after giving effect to the issuance and sale of the Securities and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature;

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(iv) such entity is not engaged in any business or transaction for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(ii) No Broker’s Fees. Except as disclosed in the Time of Sale Information and the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(jj) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(kk) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ll) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(mm) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(nn) No Stabilization. Except as the Initial Purchasers may stabilize as described in the Offering Memorandum, the Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

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(oo) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp) Statistical and Market Data. Any third-party statistical and market-related data included or incorporated by reference in the Time of Sale Information and the Offering Memorandum is based on or derived from sources that the Company believes to be reliable and accurate.

(qq) Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable provisions of Sarbanes-Oxley that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

4. Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a) Delivery of Copies. The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented

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would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (c) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in

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any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. For a period of 90 days after the date of the Offering Memorandum, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, in each case without the prior written consent of the Representative, other than (1) the Securities to be sold hereunder; (2) any shares of Common Stock granted or issued upon the exercise of options granted under the Company’s equity benefit plans; (3) any shares issued in accordance with the terms of any convertible securities outstanding on the date of this Agreement; and (4) the filing of any registration statement as required under the Registration Rights Agreement, dated as of October 5, 2012, among the Company and other persons and entities signatory thereto (the “Registration Rights Agreement”).

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds” and, except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Initial Purchaser.

(j) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k) DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Resales by the Company. During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

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(m) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o) No Stabilization. Except as the Initial Purchasers may stabilize as described in the Offering Memorandum, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(p) Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities (assuming for the purposes of the determination of the applicable number of Underlying Securities that, upon conversion, the conversion obligation is settled solely in shares of Common Stock based upon the Conversion Rate and the maximum number of additional shares issuable pursuant to the “make whole fundamental change” provisions of the Indenture). The Company will use its best efforts to list the Underlying Securities, subject to notice of issuance, on the Exchange.

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

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6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Firm Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(b) No Downgrade. Except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum, subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c) No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d) Officer’s Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officers, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (b) and (c) above.

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(e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its Subsidiaries contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Opinion and 10b-5 Statement of Counsel for the Company. Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Annex C hereto.

(g) Opinion of General Counsel for the Company. Steven K. Covey, as General Counsel for the Company, shall have furnished to the Representative, at the request of the Company, his written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Annex D hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(j) Good Standing. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

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(k) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(m) Exchange Listing. The Underlying Securities shall have been listed on the Exchange, subject only to notice of issuance.

(n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto (with such exceptions as shall have been agreed upon by the Representative), between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(o) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the

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Company in writing by such Initial Purchaser through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the following information in the Offering Memorandum furnished on behalf of each Initial Purchaser: the information contained in the fourth and fifth sentences of the eighth paragraph under the caption “Plan of distribution” and the information contained in the thirteenth and fourteenth paragraphs under the caption “Plan of distribution”, in each case in the Preliminary Offering Memorandum and the Offering Memorandum.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any

23

such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Initial Purchasers on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions

24

received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

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9. Defaulting Initial Purchaser.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date (the “Defaulting Initial Purchaser”), the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the aggregate principal amount of Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the aggregate principal amount of Securities that such Initial Purchaser agreed to purchase on such date) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to

26

purchase Securities on such Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

10. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and reasonable expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, if any, and the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors (other than costs incurred by employees of the Representative); (x) any fees charged by investment rating agencies for rating the Securities; and (xi) all expenses and application fees related to the listing of the Underlying Securities on the Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 8(ii), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement (other than upon a termination of this Agreement under Section 8), the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby; provided that the Company shall not be required to reimburse any out-of-pocket costs or expenses of a Defaulting Initial Purchaser. It is understood, however, that, except as provided in this Section 10 and Sections 7 and 12, the Initial Purchasers will pay the fees of their counsel.

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11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Subsidiary” means the Company’s consolidated subsidiaries (each a Subsidiary, and collectively, the “Subsidiaries”); (d) the term “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act; (e) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; and (f) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14. Miscellaneous.

(a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative, on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-270-1063); Attention: Santosh Sreenivasan. Notices to the Company shall be given to it at Navistar International Corporation, 2701 Navistar Drive, Lisle, Illinois, 60532, (fax: 331-332-2573); Attention: Treasurer.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

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(d) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection that it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(i) Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

[Remainder of this page intentionally left blank]

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NAVISTAR INTERNATIONAL CORPORATION

By:	/s/ Walter G. Borst
Name:	Walter G. Borst
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby

confirmed and accepted as of the date first above

written.

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

By:	/s/ Tim Oeljeschlager
Name:	Tim Oeljeschlager
Title:	Vice President

[Signature Page to Purchase Agreement]

SCHEDULE 1

Initial Purchaser	Principal Amount of Securities
J.P. Morgan Securities LLC	$120,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$40,000,000
Credit Suisse Securities (USA) LLC	$40,000,000
Total	$200,000,000

ANNEX A

Additional Time of Sale Information

1. Pricing term sheet containing the terms of the Securities, dated October 7, 2013, substantially in the form of Annex B (the “Pricing Supplement”).

ANNEX B

[Pricing Term Sheet Attached]

PRICING TERM SHEET

DATED OCTOBER 7, 2013

NAVISTAR INTERNATIONAL CORPORATION

$200,000,000 principal amount of

4.50% Senior Subordinated Convertible Notes due 2018

(the “Convertible Notes Offering”)

The information in this pricing term sheet supplements Navistar International Corporation’s preliminary offering memorandum, dated October 7, 2013 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

Issuer:	Navistar International Corporation, a Delaware corporation (the “Issuer”).

Ticker / Exchange for Common Stock:	NAV / The New York Stock Exchange.

Pricing Date:	October 7, 2013.

Expected Settlement Date:	October 11, 2013 (T+3).

Notes:	4.50% Senior Subordinated Convertible Notes due 2018 (the “Notes”).

Distribution:	Rule 144A without registration rights.

Aggregate Principal Amount:	$200,000,000 principal amount of Notes (or a total of $230,000,000 principal amount of Notes if the initial purchasers’ over-allotment option to purchase up to $30,000,000 principal amount of Notes is exercised in full).

Maturity:	October 15, 2018, unless earlier converted, redeemed or repurchased.

Interest Payment Dates:	Interest will accrue from the Settlement Date and will be payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2014, to holders of record as of the close of business on the immediately preceding April 1 or October 1, as the case may be.

Reference Price:	$36.50 per share of the Issuer’s common stock (“Common Stock”), the last reported sale price of the Common Stock on October 7, 2013.

Conversion Premium:	60% above the Reference Price.

Initial Conversion Price:	Approximately $58.40 per share of Common Stock.

Initial Conversion Rate:	17.1233 shares of Common Stock per $1,000 principal amount of the Notes.

Conversion Trigger Price:	Approximately $75.92, which is 130% of the Initial Conversion Price.

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Credit Suisse Securities (USA) LLC

CUSIP / ISIN Numbers:	63934E AP3 / US63934EAP34

Optional Redemption:	On or after October 15, 2016, the Notes will be subject to redemption, in whole or in part, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest (including any additional interest) to, but excluding, the redemption date, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending within 10 trading days immediately prior to the date of the redemption notice exceeds 130% of the applicable conversion price for the Notes on each applicable trading day. If the Issuer calls any or all of the Notes for redemption, holders of the Notes will have the right to convert their Notes at any time until the close of business on the business day preceding the redemption date. If a holder elects to convert its notes in connection with a redemption notice, the Issuer will increase the conversion rate as set forth under “Description of notes—Conversion rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change or notice of redemption” in the Preliminary Offering Memorandum.

Repurchase at Option of Holders:	If a fundamental change (as defined in the Preliminary Offering Memorandum) occurs, holders may, at their option, require the Issuer to purchase for cash all or any portion of their Notes. The fundamental change purchase price will equal 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest (including any additional interest) to but excluding the fundamental change purchase date.

Adjustment to Shares Delivered upon Certain Conversions:	The following table sets forth the number of additional shares of the Common Stock by which the conversion rate shall be increased for certain conversions in connection with a make-whole fundamental change or a notice of redemption based on the stock price and effective date for such make-whole fundamental change or notice of redemption:

Effective Date	$36.50	$40.00	$45.00	$50.00	$60.00	$75.00	$100.00	$125.00	$150.00	$200.00	$250.00
October 15, 2013	10.2739	8.9618	7.3858	6.1968	4.5531	3.1062	1.8896	1.2819	0.9294	0.5475	0.3495
October 15, 2014	10.2739	8.8968	7.2270	5.9788	4.2795	2.8248	1.6544	1.0982	0.7872	0.4599	0.2929
October 15, 2015	10.2739	8.7271	6.9461	5.6301	3.8747	2.4311	1.3440	0.8663	0.6136	0.3578	0.2288
October 15, 2016	10.2739	8.3977	6.4745	5.0753	3.2657	1.8729	0.9401	0.5843	0.4123	0.2451	0.1593
October 15, 2017	10.2739	7.9301	5.7633	4.2186	2.3304	1.0750	0.4453	0.2747	0.2020	0.1272	0.0846
October 15, 2018	10.2739	7.8767	5.0989	2.8767	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is greater than $250.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

•	if the stock price is less than $36.50 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 27.3973 shares per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate set forth under “Description of notes—Conversion rate adjustments” in the Preliminary Offering Memorandum.

Additional Information

1. The risk factor under the caption “Past and potential further downgrades in our debt ratings may adversely affect our liquidity, competitive position and access to capital markets” on page 26 of the Preliminary Offering Memorandum is amended to read as follows:

The major debt-rating agencies routinely evaluate and rate our debt according to a number of factors, among which are our perceived financial strength and transparency with rating agencies and timeliness of financial reporting. In 2012 and 2013, the major debt-rating agencies downgraded our ratings, including a downgrade by Standard & Poor’s Rating Services on October 7, 2013. Further, Standard & Poor’s Ratings Services currently has our rating outlook as developing. Any further downgrade in our credit ratings and the negative publicity as a result of any such further downgrade could adversely affect our continued access to trade credit on customary terms as well as our ability to access capital in the future under acceptable terms and conditions.

2

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

3

ANNEX C

[Form of Kirkland & Ellis LLP Opinion and 10b-5 Attached]

300 North LaSalle Chicago, Illinois 60654

www.kirkland.com	Facsimile: 312 862-2200

***SUBJECT TO K&E OPINION COMMITTEE REVIEW***

October [—], 2013

J. P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 to the Purchase Agreement (as defined below)

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:	Navistar International Corporation

Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for Navistar International Corporation, a Delaware corporation (the “Company”), in response to the requirement in Section 6(f) of the Purchase Agreement, dated October [—], 2013 (the “Purchase Agreement”), among the Company and you, as representative of the several Initial Purchasers listed in Schedule 1 thereto (the “Initial Purchasers”). Every term that is defined or given a special meaning in the Purchase Agreement and that is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Purchase Agreement.

In connection with the preparation of this letter, we have, among other things, read:

(a)	the Preliminary Offering Memorandum, dated October [—], 2013, covering the offer and sale of the Notes, as supplemented or amended by the Pricing Supplement, dated October [—], 2013, containing the terms of the Notes (in each case including all documents specifically incorporated by reference therein) (collectively, the “Time of Sale Information”);

(b)	the Final Offering Memorandum, dated October [—], 2013, covering the offer and sale of the Notes (including all documents specifically incorporated by reference therein) (the “Offering Memorandum”);

(c)	an executed copy of the Purchase Agreement;

(d)	an executed copy of the Indenture;

Hong Kong	London	Los Angeles	Munich	New York	Palo Alto	San Francisco	Shanghai	Washington, D.C.

J. P. Morgan Securities LLC

October [—], 2013

(e)	a specimen certificate of the Notes;

(f)	certified copies of resolutions adopted by (i) the Company’s board of directors on October 2, 2013; and (ii) the pricing committee of the Company’s board of directors on October [7], 2013;

(g)	a certificate, dated October [—], 2013, from the Secretary of the State of Delaware as to the good standing of the Company, together with a facsimile bringdown thereof dated October [—], 2013;

(h)	documents listed on Exhibit A hereto (the “Specified Contracts”);

copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Notes under the Purchase Agreement; and

(i)	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

The Purchase Agreement, the Indenture and the Notes are collectively referred to herein as the “Transaction Documents.”

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we advise you that:

1.	Each Transaction Document has been duly authorized, executed and delivered by the Company.

2.	The Indenture is a valid instrument, legally binding on the Company and enforceable against the Company in accordance with its terms.

3.	When paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), the Notes will constitute valid and binding obligations of the Company, and will be enforceable against the Company in accordance with their terms.

4.	When the Notes are delivered to the Initial Purchasers, (i) the Notes will be convertible, at the option of the holders, into shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), in accordance with the terms of the Indenture, (ii) the shares of such Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved, (iii) when issued upon such conversion, such shares of Common Stock will be validly issued, fully paid and nonassessable, and (iv) the stockholders of the Company will have no preemptive rights with respect to the Notes or the Common Stock under the General Corporation Law of the State of Delaware, the Certificate of Incorporation, the By-laws or any contract set forth on Exhibit A attached hereto.

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October [—], 2013

5.	The execution and delivery by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) do not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of, (i) the Certificate of Incorporation or the By-laws, (ii) any of the Specified Laws (as defined below), or (iii) the terms or provisions of any contract set forth on Exhibit A attached hereto (provided that we express no opinion with respect to any financial test or the triggering of a cross default provision in any such contract as a result of a default caused under any other contract), except for, in the case of clause (iii), any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, results of operations, earnings or business of the Company and its subsidiaries, taken as a whole. (The advice in this paragraph is referred to herein as the “No Conflicts Opinion”).

6.	The Company is not required to obtain any consent, approval, authorization or order of any governmental authority (including, without limitation, the New York Stock Exchange (the “NYSE”) or the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”)) for the Company’s execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby (including the issuance of the Shares of Common Stock issuable upon conversion of the Notes), except for the NYSE’s authorization of the listing of the shares of Common Stock that the Notes will be convertible into, which the Company obtained on October [—], 2013. (The advice in this paragraph is referred to herein as the “No Consent Opinion.”)

7.	No registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Notes is required in connection with the sale of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement, the Time of Sale Information and the Offering Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement, the Time of Sale Information and the Offering Memorandum, and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended, in each case assuming: (i) that the Initial Purchasers reasonably believed the purchasers who buy such Notes in the initial resale thereof are “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act; (ii) the accuracy and completeness of the Initial Purchaser’s representations set forth in Section [ ] of the Purchase Agreement, and those of the Company set forth in Section [ ] of the Purchase Agreement regarding, among other things, the absence of a general solicitation or general advertising in connection with the sale of such Notes to the Initial Purchaser and the initial resales thereof; and (iii) the compliance with the procedures set forth in the Purchase Agreement by the Initial Purchasers and the Company.

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October [—], 2013

8.	The statements set forth under the caption “Description of notes” in the Time of Sale Information and in the Offering Memorandum, to the extent that such statements purport to summarize certain terms and provisions of the Indenture and the Notes, are correct in all material respects.

9.	We have no knowledge about any legal or governmental proceeding that is pending against the Company or its Significant Subsidiaries that has caused us to conclude that such proceeding would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Notes was being registered under the Securities Act, but is not so described in the Time of Sale Information and the Offering Memorandum.

10.	The statements in the Time of Sale Information and the Offering Memorandum under the caption “Certain U.S. federal income tax considerations for non-U.S. holders,” insofar as such statements constitute a summary of the legal matters or documents referred to therein, are accurate in all material respects.

11.	The Company is not and, immediately after the sale of the Notes to the Initial Purchasers and application of the net proceeds therefrom as described in the Time of Sale Information and the Offering Memorandum under the caption “Use of proceeds,” will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

12.	Neither the sale, issuance, execution or delivery of the Notes nor the application of proceeds therefrom as set forth under the caption “Use of proceeds” in the Time of Sale Information and the Offering Memorandum will contravene Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

*********

We have not undertaken any investigation to determine the facts or assumptions upon which the advice in this letter is based. We have not undertaken any investigation or search of any records of any court or any governmental agency or body for purposes of this letter.

We have assumed for purposes of this letter: that each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; that each such document was duly authorized by all requisite corporate action of the parties and that such documents were duly executed and delivered by each party thereto, other than the Company; and that the Purchase Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document (except that we

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October [—], 2013

make no such assumption with respect to the Company) and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement and that each party to any document is in good standing and duly incorporated or organized under the laws of the state of its incorporation and that you have acted in good faith and without notice of any fact that has caused you to reach any conclusion contrary to any of the advice provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Purchase Agreement and other documents specifically identified at the beginning of this letter as having been read by us including certificates from officers of the Company; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information was given and the date of this letter and that the information cited in the preceding sentence upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

While we have reviewed certain corporate records and other documents specifically identified at the beginning of this letter as having been read by us, we have not, except as explicitly indicated in numbered paragraphs 8 and 10 above, undertaken any other investigation to determine the facts upon which the advice in this letter is based. We can, however, confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the actual knowledge obtained in acting as legal counsel to the Company at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis LLP at that time who spent substantial time representing the Company in connection with the offering of the Notes effected pursuant to the Prospectus, after consultation with other lawyers in our firm who spent substantial time representing the Company on other matters.

Each opinion (an “enforceability opinion”) in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation). “General principles of equity” include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another

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remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States (except that we do not opine as to the federal securities laws with respect to the No Conflicts Opinion and the No Consent Opinion) (the “Specified Laws”) which, in our experience, are normally applicable to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated under the Purchase Agreement (but without my having made any investigation as to any other laws), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. We note that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our advice is based or any other laws which may actually govern. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute. In addition, none of the opinions or other advice contained in this letter covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, additional interest and redemption premiums, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws; or (v) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents). We express no opinion with respect to any laws, statutes, governmental rules or regulations or decisions which in our experience are not considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement or covered by opinions typically delivered in connection with transactions of the kind covered by the Purchase Agreement or, except as otherwise stated in paragraph 9 hereof, to compliance with any disclosure requirement

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or any prohibition against fraud or misrepresentation. None of the opinions or other advice contained in this letter considers or covers (i) any antifraud laws, rules or regulations, (ii) any foreign or state securities (or “blue sky”) laws, rules or regulations, (iii) laws, rules or regulations with respect to any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial, accounting or statistical information set forth in (or omitted from) the Time of Sale Information or the Offering Memorandum, (iv) any laws, rules or regulations of the Financial Industry Regulatory Authority, Inc. relating to the compensation of underwriters; or (v) any laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement including any regulatory laws or requirements specific to the industry in which you or the Company is engaged. In our opinion, New York state courts would apply New York state law to resolve state law issues arising under the Transaction Documents. We express no opinion as to what law might be applied by any other courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.

[We note that certain of the Specified Contracts are governed by laws other than the Specified Laws. Our advice expressed herein is based on the plain language of such Specified Contracts, without regard to the interpretation of such language under such other laws, and we do not assume any responsibility with respect to the effect on the opinions set forth herein of any interpretation thereof inconsistent with such understanding.]

Our opinions expressed herein are limited to the specific issues addressed herein and are limited in all respects to documents, laws and facts existing on the date hereof. By rendering my opinions, we do not undertake to advise you of any changes in such documents, laws or facts which may occur after the date hereof.

This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law or other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE SERVICE, WE INFORM YOU THAT THIS LETTER AND THE OPINION CONTAINED HEREIN WERE NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE CODE. THIS LETTER AND THE OPINION CONTAINED HEREIN WERE WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE

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October [—], 2013

SECURITIES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

This letter is being furnished to you and the several Initial Purchasers solely in their capacity as initial purchasers in connection with the sale of the Notes to the Initial Purchasers pursuant to the Purchase Agreement and may only be relied upon by the Initial Purchasers in their capacity as initial purchasers. . Without our written consent: (i) no person (including any person that acquires any Notes from the Initial Purchasers) other than the Initial Purchasers may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, offering memorandum, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely, KIRKLAND & ELLIS LLP

EXHIBIT A

1.	Indenture, dated as of October 28, 2009, by and among Navistar International Corporation, as issuer, Navistar, Inc., as guarantor, and The Bank of New York Mellon Trust Company, as Trustee, for Navistar International Corporation’s 8.25% Senior Notes due 2021

2.	Indenture, dated as of October 28, 2009, by and between Navistar International Corporation, as Issuer, and The Bank of New York Mellon Trust Company, as Trustee, for Navistar International Corporation’s 3.00% Senior Subordinated Convertible Notes due 2014

3.	Amendment No. 1 to Indenture, dated as of February 13, 2013, between Navistar Financial Dealer Note Master Owner Trust II, as issuing entity, and Citibank, N.A., as indenture trustee

4.	Pooling and Servicing Agreement, dated November 2, 2011, by and among Navistar Financial Corporation, as servicer, Navistar Financial Securities Corporation, as depositor, and Navistar Financial Dealer Note Master Owner Trust II, as issuing entity

5.	Amendment No. 1 to the Pooling and Servicing Agreement, dated as of February 13, 2013, among Navistar Financial Securities Corporation, as depositor, Navistar Financial Corporation, as servicer, and Navistar Financial Dealer Note Master Owner Trust II, as issuing entity

6.	Note Purchase Agreement, dated as of August 29, 2012, among Navistar Financial Services Corporation, Navistar Financial Corporation, Bank of America, National Association, as a Managing Agent, the Administrative Agent and a Committed Purchaser, The Bank of Nova Scotia, as a Managing Agent and a Committed Purchaser, Liberty Street Funding LLC, as a Conduit Purchaser, Credit Suisse AG, New York Branch, as a Managing Agent, Credit Suisse AG, Cayman Islands Branch as a Committed Purchaser, and Alpine Securitization Corp., as a Conduit Purchaser.

7.	Amendment No. 1 to the Note Purchase Agreement, dated as of March 18, 2013, among Navistar Financial Securities Corporation, as the seller, Navistar Financial Corporation, as the servicer, The Bank of Nova Scotia, as a managing agent and as a committed purchaser, Liberty Street Funding LLC, as a conduit purchaser, Credit Suisse AG, New York Branch, as a managing agent, Credit Suisse AG, Cayman Islands Branch, as a committed purchaser, Alpine Securitization Corp., as a conduit purchaser, and Bank of America, National Association, as administrative agent, as a managing agent and as a committed purchaser.

8.	Amendment No. 2 to the Note Purchase Agreement, dated as of September 13, 2013, among Navistar Financial Securities Corporation, as the seller, Navistar Financial Corporation, as the servicer, The Bank of Nova Scotia, as a managing agent and as a committed purchaser, Liberty Street Funding LLC, as a conduit purchaser, Credit Suisse AG, New York Branch, as a managing agent, Credit Suisse AG, Cayman Islands Branch, as a committed purchaser, and Bank of America, National Association, as administrative agent, as a managing agent and as a committed purchaser.

Hong Kong	London	Los Angeles	Munich	New York	Palo Alto	San Francisco	Shanghai	Washington, D.C.

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October [—], 2013

9.	Trust Agreement, dated November 2, 2011, between Navistar Financial Securities Corporation, as Depositor, and Deutsche Bank Trust Company Delaware, as Owner Trustee.

10.	Indenture, dated November 2, 2011, between Navistar Financial Dealer Note Master Owner Trust II, as issuing entity, and The Bank of New York Mellon, as indenture trustee, as amended.

11.	Series 2013-1 Indenture Supplement, dated as of February 14, 2013, between Navistar Financial Dealer Note Master Owner Trust II, as issuing entity, and Citibank, N.A., as indenture trustee.

12.	Series 2012-VFN Indenture Supplement, dated as of August 29, 2012, between Navistar Financial Dealer Note Master Owner Trust II, as issuing entity, and The Bank of New York Mellon, as indenture trustee.

13.	Amendment No. 1 to Series 2012-VFN Indenture Supplement, dated as of September 13, 2013, between Navistar Financial Dealer Note Master Owner Trust II, as the issuing entity, and Citibank, N.A. (as successor to The Bank of New York Mellon), as indenture trustee.

14.	Series 2011-1 Indenture Supplement to the Indenture dated November 2, 2011, between Navistar Financial Dealer Note Master Owner Trust II, as Issuing Entity, and The Bank of New York Mellon, a New York banking corporation, as Indenture Trustee.

15.	Second Amended and Restated Credit Agreement, dated as of December 2, 2011, by and among Navistar Financial Corporation, a Delaware corporation, and Navistar Financial, S.A. de C.V., Sociedad Financiera De Objeto Multiple, Entidad No Regulada, a Mexican corporation, as borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Citibank, N.A., as documentation agent.

16.	Third Amended and Restated Parents’ Side Agreement, dated as of December 2, 2011, by and between Navistar International Corporation, a Delaware corporation, and Navistar, Inc. (formerly known as International Truck and Engine Corporation), a Delaware corporation, for the benefit of the lenders from time to time party to the Second Amended and Restated Credit Agreement.

17.	Third Amended and Restated Parent Guarantee, dated as of December 2, 2011, by Navistar International Corporation, a Delaware corporation, in favor of JPMorgan Chase Bank, N.A., as administrative agent for the lenders party to the Second Amended and Restated Credit Agreement.

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October [—], 2013

18.	Amended and Restated Security, Pledge and Trust Agreement dated as of July 1, 2005, between Navistar Financial Corporation and Deutsche Bank Trust Company Americas, as Trustee, pursuant to the terms of the Credit Agreement.

19.	First Amendment, dated as of December 16, 2009, to the Amended and Restated Security, Pledge and Trust Agreement, dated as of July 1, 2005, between Navistar Financial Corporation, a Delaware corporation, and Deutsche Bank Trust Company Americas, a corporation duly organized and existing under the laws of the State of New York, acting individually and as trustee for the holders of the secured obligations under the Amended and Restated Credit Agreement.

20.	Second Amendment, dated as of December 2, 2011, to the Amended and Restated Security, Pledge and Trust Agreement, dated as of July 1, 2005, between Navistar Financial Corporation, a Delaware corporation, and Deutsche Bank Trust Company Americas, a corporation duly organized and existing under the laws of the State of New York, acting individually and as trustee for the holders of the secured obligations under the Second Amended and Restated Credit Agreement.

21.	Amended and Restated Intercreditor Agreement, dated as of December 2, 2011, by and among Navistar Financial Corporation, a Delaware corporation, Wells Fargo Equipment Finance, Inc., a Minnesota corporation, Deutsche Bank Trust Company Americas, a corporation duly organized and existing under the laws of the State of New York, acting individually and as trustee for the holders of the secured obligations under the Second Amended and Restated Credit Agreement, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders party to the Second Amended and Restated Credit Agreement.

22.	Loan Agreement for the IFA Bonds dated as of October 1, 2010 between Navistar International Corporation and the Illinois Finance Authority (“IFA”).

23.	Loan Agreement for the Cook County Bonds dated as of October 1, 2010 by and between Navistar International Corporation and The County of Cook, Illinois.

24.	Bond Guarantee in respect of the IFA Bonds dated as of October 1, 2010 from Navistar, Inc. to Citibank, N.A., as the Trustee.

25.	Bond Guarantee in respect of the Cook County Bonds dated as of October 1, 2010 from Navistar, Inc. to Citibank, N.A., as the Trustee

26.	Credit Agreement, dated August 17, 2012, among Navistar, Inc., as Borrower, Navistar International Corporation, the Lenders Party hereto, and J.P. Morgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

27.	First Amendment to the Term Loan Credit Agreement, the Guarantee and Collateral Agreement, and the Collateral Cooperation Agreement, dated April 2, 2013, among Navistar, Inc., as Borrower, Navistar International Corporation, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent

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28.	Amended and Restated ABL Credit Agreement, dated August 17, 2012, among Navistar, Inc., as Borrower, the Lenders Party hereto, Bank of America, N.A., as Administrative Agent, J.P. Morgan Chase Bank, N.A. and Wells Fargo Capital Finance, LLC, as Syndication Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, and Wells Fargo Capital Finance, LLC, as Joint Lead Arrangers and Joint Book Managers, and Credit Suisse Securities (USA) LLC, as Joint Book Manager.

29.	Amendment No. 1 to the Amended and Restated ABL Credit Agreement and the Amended and Restated Security Agreement, dated April 2, 2013, among Navistar, Inc., as Borrower, the financial institutions party thereto, and Bank of America, N.A., as Administrative Agent.

30.	Registration Rights Agreement, effective as of October 5, 2012, by and among the Company and the holders signatory thereto.

31.	Rights Agreement, dated as of June 19, 2012, by and between Navistar International Corporation and Computershare Shareowner Services LLC, as Rights Agent.

32.	Amendment No. 1 to the Rights Agreement, effective as of October 5, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent.

33.	Amendment No. 2 to the Rights Agreement, effective as of October 5, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent.

34.	Amendment No. 3 to the Rights Agreement, dated as of October 19, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent.

35.	Amendment No. 4 to the Rights Agreement, dated as of June 17, 2013, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent.

36.	Amendment No. 5 to the Rights Agreement, dated as of July 14, 2013, between Navistar International Corporation and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as rights agent.

300 North LaSalle Chicago, Illinois 60654

www.kirkland.com	Facsimile: 312 862-2200

***SUBJECT TO K&E OPINION COMMITTEE REVIEW***

October [—], 2013

J. P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 of the Purchase Agreement (as defined below)

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:	Navistar International Corporation

Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for and at the request of Navistar International Corporation, a Delaware corporation (the “Company”), in response to the requirement in Section 6(f) of the Purchase Agreement, dated October [—], 2013 (the “Purchase Agreement”), by and among the Company and you, as representative of the several Initial Purchasers named in Schedule 1 thereto (collectively, the “Initial Purchasers”). Every term which is defined or given a special meaning in the Purchase Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Purchase Agreement.

In the above capacity, we have reviewed the Time of Sale Information and the offering memorandum of the Company, dated October [—], 2013, relating to the sale of the Notes (in each case including all documents specifically incorporated by reference therein) (the “Offering Memorandum”). For purposes of this letter, “Time of Sale Information” means collectively, the Preliminary Offering Memorandum, as supplemented or amended by the Pricing Supplement Notes (in each case including all documents specifically incorporated by reference therein).

The purpose of our professional engagement was not to establish factual matters, and the preparation of the Time of Sale Information and Offering Memorandum involved many determinations of a wholly or partially nonlegal character. Except to the extent explicitly indicated in numbered paragraphs 8 and 10 of our other letter to you dated the date hereof regarding the sections “Description of notes” and “Certain U.S. federal income tax considerations,” we have not independently verified, and do not assume any responsibility for, the accuracy, completeness or fairness of the Time of Sale Information or Offering

Hong Kong	London	Los Angeles	Munich	New York	Palo Alto	San Francisco	Shanghai	Washington, D.C.

[—]

October [—], 2013

Memorandum and make no representation that the actions taken in connection with the preparation and review of the Time of Sale Information and Offering Memorandum were sufficient to cause the Time of Sale Information and Offering Memorandum to be accurate, complete or fair. We were not engaged by the Company to prepare the periodic reports or other materials incorporated by reference into the Time of Sale Information, and our knowledge about those matters is limited to our review thereof.

We can, however, confirm that we have participated in the preparation of the Time of Sale Information and Offering Memorandum other than any documents specifically incorporated by reference therein and have participated in conferences with representatives of the Company, other counsel for the Company, representatives of the independent accountants of the Company, you and your representatives and counsel during which disclosures in the Time of Sale Information and the Offering Memorandum and related matters were discussed, and have reviewed such other documents as we deemed appropriate.

Based on the foregoing (relying as to matters of fact to a large extent on statements of officers and other representatives of the Company), we can advise you that nothing has come to our attention that has caused us to conclude that the Time of Sale Information as of October 7, 2013 and the Offering Memorandum at the date it bears or on the date of this letter contained or contains an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We note that the Time of Sale Information and the Offering Memorandum have been prepared in the context of Rule 144A transaction and not as part of a registration statement under the Securities Act of 1933, as amended.

This letter does not consider or cover, and we do not express any view with respect to any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial information or accounting data set forth in (or omitted from) the Time of Sale Information or the Offering Memorandum. The advice in this letter is limited to the federal securities laws of the United States of America. This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent advice.

This letter may be relied upon by the Initial Purchasers solely in their capacity as initial purchasers in connection with the closing under the Purchase Agreement occurring today. Without our written consent: (i) no person (including any person that acquires any Notes from you) other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

[—]

October [—], 2013

Sincerely, Kirkland & Ellis LLP

ANNEX D

[Form of Steven K. Covey, Esq. Opinion Attached]

[NAVISTAR LETTERHEAD]

***SUBJECT TO NAVISTAR REVIEW***

October [—], 2013

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers listed

in Schedule 1 to the Purchase Agreement (as defined below)

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:	Navistar International Corporation

Ladies and Gentlemen:

I am issuing this letter in my capacity as Senior Vice President, General Counsel and Chief Ethics Officer of Navistar International Corporation, a Delaware corporation (the “Company”), in response to the requirement in Section 6(g) of the Purchase Agreement, dated October [—], 2013 (the “Purchase Agreement”), among the Company and you, as representative of the several Initial Purchasers listed in Schedule 1 thereto (collectively, the “Initial Purchasers”). Every term that is defined or given a special meaning in the Purchase Agreement and that is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Purchase Agreement.

In connection with the preparation of this letter, I (or one or more attorneys acting pursuant to my authority) have read:

(a)	the Preliminary Offering Memorandum, dated October [—], 2013, covering the offer and sale of the Notes, as supplemented or amended by the Pricing Supplement, dated October [—], 2013, containing the terms of the Notes (in each ease including all documents specifically incorporated by reference therein) (collectively, the “Time of Sale Information”);

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October [—], 2013

(b)	the Final Offering Memorandum, dated October [—], 2013, covering the offer and sale of the Notes (in each ease including all documents specifically incorporated by reference therein) (the “Offering Memorandum”);

(c)	an executed copy of the Purchase Agreement;

(d)	an executed copy of the Indenture;

(e)	a specimen certificate of the Notes;

(f)	certified copies of resolutions adopted by (i) the Company’s board of directors on October 2, 2013; and (ii) the pricing committee of the Company’s board of directors on October [7], 2013;

(g)	a certificate, dated October [—], 2013, from the Secretary of the State of Delaware as to the good standing of the Company, together with a facsimile bringdown thereof dated October [—], 2013;

(h)	copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Notes under the Purchase Agreement; and

(i)	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

In addition, I (or one or more attorneys acting pursuant to my authority) have reviewed such other documents and have given consideration to such other matters of law and fact (in accordance with the principles set forth herein) as I (or one or more attorneys acting pursuant to my authority) have deemed appropriate, in my (or their) professional judgment, to express the opinions expressed herein under the laws specified below.

In such review and investigation, I (or one or more attorneys acting pursuant to my authority) have assumed with your permission and without independent investigation: (a) the genuineness of the signatures of persons signing all documents in connection with which this letter is rendered on behalf of the parties thereto other than the Company, (b) the authenticity of all documents submitted to me as originals, (c) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies, and (d) all public authority documents are accurate, complete and authentic and all official public records (including their indexing and filing) are accurate and complete. I (or one or more attorneys acting pursuant to my authority) have also assumed the due authorization, execution and delivery of the Purchase Agreement and every other agreement I (or one or more attorneys acting pursuant to my authority) have examined for purposes of this letter and the validity, binding effect and enforceability thereof by or on behalf of the parties thereto other than the Company. As to factual matters material to this letter, such facts have not been independently established or verified, I (or one or more attorneys acting pursuant to my authority) have relied upon originals (or copies certified or otherwise identified to my (or their) satisfaction) of such records, documents, certificates and other written information as in my (or their) judgment are necessary

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October [—], 2013

or appropriate to enable me to render the opinions expressed below. For purposes of numbered paragraphs 1 through 4, I (or one or more attorneys acting pursuant to my authority) have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such advice is not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

Subject to the assumptions, qualifications, exclusions and limitations which are identified in this letter, we advise you that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.	Each Significant Subsidiary has been duly organized and is validly existing under the laws of its jurisdiction of organization.

3.	The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which it owns or leases properties or conducts business, so as to require such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.	Each Significant Subsidiary has been duly qualified as a foreign organization for the transaction of business and is in good standing in each jurisdiction in which it owns or leases properties, or conducts business, so as to require such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.	The Company has the corporate power to own or lease its properties and to conduct its business as described in the Time of Sale Information and the Offering Memorandum.

6.	Each of the Significant Subsidiaries has the organizational power to own or lease its properties and to conduct its business as described in the Time of Sale Information and the Offering Memorandum.

7.	All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable.

8.	All the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and are directly or indirectly owned by the Company, except as otherwise set forth in the Time of Sale Information and the Offering Memorandum, free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance or restriction on transferability or voting (other than as may be imposed by Securities Act of 1933, as amended (the “Securities Act”) and the various state securities laws).

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October [—], 2013

9.	The Company’s authorized capital stock is as set forth under the heading “Description of capital stock” in the Preliminary Offering Memorandum.

10.	The statements set forth under the heading “Description of capital stock” in the Preliminary Offering Memorandum, to the extent that such statements purport to summarize certain terms and provisions of the Company’s capital stock, are correct in all material respects.

11.	Except as described in the Time of Sale Information and the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, domestic or foreign, now pending or, to the best of my knowledge after reasonable investigation, threatened against or affecting the Company or any of the Significant Subsidiaries that could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated in, or the fulfillment of the terms of, the Purchase Agreement, the Indenture, the Time of Sale Information and the Offering Memorandum; and no such actions, suits or proceedings are threatened or, to my knowledge, contemplated.

12.	Except as described in the Time of Sale Information and the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality, agency, body or court, now pending, or to the best of my knowledge after reasonable investigation, threatened against or affecting the Company or any Significant Subsidiary that would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Notes was being registered under the Securities Act, but is not so described in the Time of Sale Information and the Offering Memorandum.

13.

The execution and delivery by the Company of, and the performance by the Company of all of the provisions of its obligations under, the Purchase Agreement, the Indenture, the Notes and the consummation by the Company of the transactions contemplated therein and in the Time of Sale Information and the Offering Memorandum (including, without limitation, the issuance of the Notes and the issuance of shares of common stock upon conversion of the Notes), do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any material properties or assets of the Company or of any Significant Subsidiary under, (A) the Charter and Bylaws, (B) any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument known to me after reasonable investigation to which the Company or any Significant Subsidiary is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, (C) any applicable law (other than the securities or Blue Sky laws of the various states of the United States of America) or (D) any judgment, order or decree of any government, governmental

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October [—], 2013

instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties or assets known to me after reasonable investigation except, with respect to clauses (B), (C) and (D), any breach or violation that would not reasonably be expected to have a Material Adverse Effect.

* * * * * * *

I have not undertaken any investigation to determine the facts or assumptions upon which the advice in this letter is based. I have not undertaken any investigation or search of court records for the purposes of this letter.

The preparation of the Time of Sale Information and the Offering Memorandum involved many determinations of a wholly or partially nonlegal character. I make no representation that I have independently verified the accuracy, completeness or fairness of the Time of Sale Information or the Offering Memorandum or that the actions taken in connection with the preparation of the Time of Sale Information and the Offering Memorandum were sufficient to cause the Time of Sale Information and the Offering Memorandum to be accurate, complete and fair. I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Time of Sale Information and the Offering Memorandum.

Based on my review of the Time of Sale Information and the Offering Memorandum and conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers during which disclosures in the Time of Sale Information and the Offering Memorandum and related matters were discussed, my understanding of applicable law and the experience I have gained in my practice, and relying as to materiality as to factual matters to a large extent upon the opinions and statements of officers of the Company, I can, however, advise you that nothing has come to my attention that has caused me to conclude that (1) the Time of Sale Information (other than the financial statements, supporting schedules and other financial data set forth therein, as to which no advice is given), as of the Time of Sale contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) the Offering Memorandum, at the date it bears or on the date of this letter, (other than the financial statements, supporting schedules and other financial data set forth therein, as to which no advice is given) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

My opinions expressed herein are based exclusively on the internal laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States which, in my experience, are normally applicable to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated under the Purchase Agreement (but without my having made any investigation as to any other laws), and represents my opinion as to how that issue would be resolved were it to be considered

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by the highest court in the jurisdiction which enacted such law. I note that issues addressed by this letter may be governed in whole or in part by other laws, but I express no opinion as to whether any relevant difference exists between the laws upon which my advice is based or any other laws which may actually govern. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute.

I express no opinion with respect to any laws, statutes, governmental rules or regulations or decisions which in my experience are not considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement or covered by opinions typically delivered in connection with transactions of the kind covered by the Purchase Agreement or, except as otherwise stated in paragraph 12 hereof, to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation. None of the opinions or other advice contained in this letter considers or covers and does not include: (i) any antifraud laws, rules or regulations, (ii) any foreign or state securities (or “blue sky”) laws, rules or regulations, (iii) laws, rules or regulations with respect to any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or accounting information, or statistical information derived from the financial statements or supporting schedules, set forth in (or omitted from) the Time of Sale Information or the Offering Memorandum, (iv) any laws, rules or regulations of the Financial Industry Regulatory Authority, Inc. relating to the compensation of underwriters; or (v) any laws, statutes, governmental rules or regulations or decisions which in my experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement including any regulatory laws or requirements specific to the industry in which you or the Company is engaged. In addition, none of the opinions or other advice contained in this letter covers or otherwise addresses any of the following types of provisions which may be contained in the Purchase Agreement or the Indenture: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, additional interest and redemption premiums, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws; or (v) requirements in the Purchase Agreement or Indenture specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents). I express no opinion as to what law might be applied by any courts to resolve any issue addressed by my opinion and I express no opinion as to whether any relevant difference exists between the laws upon which my opinions are based and any other laws which may actually be applied to resolve issues which may arise. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.

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October [—], 2013

My opinions expressed herein are limited to the specific issues addressed herein and are limited in all respects to documents, laws and facts existing on the date hereof. By rendering my opinions, I do not undertake to advise you of any changes in such documents, laws or facts which may occur after the date hereof.

This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law or other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

This letter is being furnished to you and the several Initial Purchasers solely in their capacity as initial purchasers in connection with the sale of the Notes to the Initial Purchasers pursuant to the Purchase Agreement and may only be relied upon by the Initial Purchasers in their capacity as initial purchasers. Without my written consent: (i) no person (including any person that acquires any Notes from the Initial Purchasers) other than the Initial Purchasers may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, offering memorandum, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely, Steven K. Covey Senior Vice President, General Counsel and Chief Ethics Officer Navistar International Corporation

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

October 7, 2013

J.P. Morgan Securities LLC

As Representative of the

 several Initial Purchasers listed

 in Schedule 1 to the Purchase

 Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:	Navistar International Corporation

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Initial Purchasers, propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Navistar International Corporation, a Delaware corporation (the “Company”), providing for the purchase and resale (the “Placement”) by the several Initial Purchasers named in Schedule 1 to the Purchase Agreement (the “Initial Purchasers”), of Senior Subordinated Convertible Notes of the Company (the “Securities”). Upon the satisfaction of certain conditions, the Securities are convertible, at the option of the holders, at a conversion rate set forth and as described in the Time of Sale Information and the Offering Memorandum, and upon any such conversion the Company may elect to satisfy its conversion obligation through the delivery of shares of Common Stock, par value $.10 per share, of the Company (the “Common Stock”), cash or a combination of cash and shares of Common Stock. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Initial Purchasers’ agreement to participate in the Placement of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, the undersigned will not, during the period ending 90 days after the date of the final offering memorandum relating to the Placement (the “Offering Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any such offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts and (B) distributions of shares of Common Stock to members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (A) or (B), each donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A) or (B), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).

Nothing contained herein shall apply to or otherwise restrict any transfer or deemed transfer of shares of Common Stock or options to acquire Common Stock to the Company in connection with the exercise of options to acquire Common Stock, including, without limitation, the payment of the exercise price of such options to acquire Common Stock, or to otherwise satisfy tax withholding obligations in connection with the vesting of Common Stock subject to transfer restrictions or in connection with the exercise of stock options to acquire shares of Common Stock.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement (this “Letter Agreement”).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Purchase Agreement does not become effective prior to October 14, 2013, or if the Purchase Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Placement in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows.]

2

Very truly yours,

[NAME OF STOCKHOLDER, DIRECTOR OR OFFICER]

By:
Name:
Title:

[Signature Page to the Look-Up Agreement]